UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

BAC Capital Trust XIII

BAC Capital Trust XIV

(Name of Registrant as Specified in its Charter)

Bank of America Corporation

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

December 1, 2011

Investors May Contact:

Kevin Stitt, Bank of America, 1.980.386.5667

Lee McEntire, Bank of America, 1.980.388.6780

Reporters May Contact:

Jerry Dubrowski, Bank of America, 1.980.388.2840

jerome.f.dubrowski@bankofamerica.com

Bank of America Announces Commencement of Consent Solicitation

for Certain Preferred Hybrid Income Term Securities

CHARLOTTE – Bank of America Corporation announced today that it is soliciting consents (the “Consent Solicitation”) to proposed amendments (the “Proposed Amendment”) from the holders of the outstanding Preferred Hybrid Income Term Securities listed in the table below (collectively, the “HITS”).

CUSIP	Issuing Trust	Title of Securities	Aggregate Liquidation Amount Outstanding
05518UAA5	BAC Capital Trust XIII	Floating Rate Preferred Hybrid Income Term Securities	$700,000,000
05518VAA3	BAC Capital Trust XIV	5.63% Fixed to Floating Preferred Hybrid Income Term Securities	$850,000,000

Bank of America is soliciting consents from security holders of record as of November 30, 2011, to amend the declaration of trust governing each series of HITS.

Bank of America is offering to pay each holder who validly delivers, and does not revoke, its consent before the consent solicitation expires, a payment of $2.50 for each $1,000 in liquidation amount (the “Consent Fee”) of HITS, subject to satisfaction or waiver of certain conditions. With respect to each series of HITS, the consent of holders of at least a majority in aggregate principal amount of such series (the “Requisite Consent”) is required. Payment of the Consent Fee for either series of HITS is not conditioned on the receipt of the Requisite Consent of the other series.

The effect of the Proposed Amendment for either series of HITS will be, if any HITS of such series are actually acquired by Bank of America, to permit the delivery of such securities to the property trustee for cancellation in exchange for the receipt of a like amount of the underlying junior subordinated debt and stock purchase contracts, which would then be presented to the applicable trustee for cancellation.

The Consent Solicitation will expire at 5 p.m. New York City time on December 7, 2011, unless extended with respect to a series of HITS (the “Expiration Date”). Subject to the satisfaction of the conditions to the Consent Solicitation, including the receipt of the Requisite Consent, the Proposed Amendments will become effective upon the execution and delivery of the implementing amendments to the declaration of trust promptly following the Expiration Date. Holders of the HITS are referred to the Consent Solicitation Statement dated December 1, 2011, and the related Consent Letter, which are being sent to holders, for the complete terms and conditions of the Consent Solicitation.

D.F. King & Co., Inc. serves as information agent and tabulation agent for the Consent Solicitation. Requests for documents should be directed to D.F. King & Co., Inc. at 800.549.6746 (U.S. toll-free), 212.269.5550 (collect) or bofa@dfking.com. Questions regarding the Consent Solicitation may be directed to BofA Merrill Lynch, the solicitation agent for the Consent Solicitation at 888.292.0070 (toll-free) or 980.388.3646 (collect).

A proxy statement and form of letter of consent for the Consent Solicitation described in this announcement have been filed with the SEC by Bank of America for BAC Capital Trust XIII and BAC Capital Trust XIV, the issuers of the HITS. Before holders of HITS consent, they should read the Consent Solicitation Statement and Letter of Consent in that proxy statement and other documents that Bank of America, BAC Capital Trust XIII and BAC Capital Trust XIV may file with the SEC, for important and more complete information about the Consent Solicitation. You may obtain these documents without charge on the SEC’s website (http://www.sec.gov). In addition, Bank of America will arrange to send you the definitive consent solicitation materials if you request them by contacting D.F. King & Co., Inc. at the telephone numbers or e-mail address listed above.

The solicitation of consents is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such solicitation under applicable state or foreign securities or “blue sky” laws.

Bank of America

Bank of America is one of the world’s largest financial institutions, serving individual consumers, small- and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 58 million consumer and small business relationships with approximately 5,700 retail banking offices and approximately 17,750 ATMs and award-winning online banking with 30 million active users. Bank of America is among the world’s leading wealth management companies and is a global leader in corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 4 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in more than 40 countries. Bank of America Corporation stock (NYSE: BAC) is a component of the Dow Jones Industrial Average and is listed on the New York Stock Exchange.

Forward-Looking Statements

Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America and are forward-looking statements within the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” The forward-looking statements made in this press release include, without limitation, statements concerning: completion of the consent solicitations and the future amendment to the trust documentation. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011, Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2010 and in any of Bank of America’s other subsequent Securities and Exchange Commission filings: satisfaction of the conditions to the Consent Solicitation, including the receipt of the Requisite Consent; and the Proposed Amendments becoming effective upon the execution and delivery of the implementing amendments to the declaration of trust.

For more Bank of America news, visit the Bank of America newsroom.

www.bankofamerica.com

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